                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         Keystone Financial Incorporated
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF KEYSTONE FINANCIAL]


                                                                  April 3, 1996

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Keystone Financial, Inc., to be held on Wednesday, May 15, 1996 at 10:00 a.m., local time, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania. A Notice and Proxy Statement for the meeting follow, and a proxy card and return envelope are enclosed. Your Corporation's 1995 Annual Report is also enclosed.

  At this meeting the Executive Management of Keystone will review the results of your Corporation for 1995 and comment on plans and strategies for the current year and the future. The agenda for the annual meeting includes election of directors and ratification of the appointment of independent auditors.

  YOUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSALS INCLUDED IN THE PROXY STATEMENT ARE IN THE BEST INTEREST OF ALL SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THESE PROPOSALS.

  Your participation as a shareholder in the affairs of the Corporation is encouraged. It is important that your stock be represented at the Meeting, whether or not you are personally able to be present. Accordingly, PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. You are urged to do so even if you plan to attend the meeting. Your prompt cooperation and support will be greatly appreciated.

  The business and presentation portions of the meeting should last approximately 40 minutes. I, as well as the other Executive Officers of the Corporation, will be available both before and after the meeting to answer any questions you may wish to ask. I hope that you will be able to attend this year's meeting and look forward to seeing you there.

                                          Sincerely,

                                          /s/ Carl L. Campbell

                                          Carl L. Campbell
                                          President and Chief
                                          Executive Officer

Enclosures

                         [LOGO OF KEYSTONE FINANCIAL]


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ------------

TO THE SHAREHOLDERS:

  Notice is hereby given that the Annual Meeting of Shareholders of Keystone Financial, Inc. will be held on Wednesday, May 15, 1996 at 10:00 a.m., local time, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania, for the purpose of considering and acting upon the following:

  1. The election of six directors to serve for terms expiring in 1999 and one director for a term expiring in 1997;

  2. The ratification of the appointment of Ernst & Young LLP as the independent auditors for the Corporation for 1996; and

  3. Such other matters as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 27, 1996 are entitled to notice of and to vote at the Annual Meeting.

  ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                                          By Order of the Board of Directors

                                          /s/ Ben G. Rooke, Secretary

                                          Ben G. Rooke, Secretary

April 3, 1996

                         [LOGO OF KEYSTONE FINANCIAL]

                              ONE KEYSTONE PLAZA
                           FRONT AND MARKET STREETS
                             POST OFFICE BOX 3660
                           HARRISBURG, PA 17105-3660
                                 ------------
                                PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS--MAY 15, 1996
                                 ------------
                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Keystone Financial, Inc. (the "Corporation") of proxies to be voted at the 1996 Annual Meeting of Shareholders of the Corporation which will be held at 10:00 a.m., local time, on Wednesday, May 15, 1996, at the Harrisburg Hilton Hotel, Market Square, Harrisburg, Pennsylvania, and at any adjournment thereof. The approximate date on which this Proxy Statement will first be mailed to the shareholders is April 3, 1996.

   All properly executed proxies not previously revoked will be voted at the Annual Meeting as specified thereon. If no specification is made, proxies will be voted in favor of the election as directors of the nominees named below and in favor of the ratification of the appointment of Ernst & Young LLP as independent auditors for the Corporation for 1996. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation, or by attending the meeting and voting in person.

  The Board of Directors has fixed the close of business on March 27, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting. At that date, approximately 25,337,447 shares of Common Stock, par value $2.00 per share, were issued and outstanding. On March 27, 1996, there were approximately 11,862 shareholders of record. Each share entitles its holder of record at the close of business on the record date to one vote on each matter properly submitted to the shareholders for action at the Annual Meeting. The Restated Articles do not permit cumulative voting.

  As of March 25, 1996, the trust departments of the Corporation's bank subsidiaries and the Corporation's trust company subsidiary, acting in a fiduciary capacity for various trusts and estates, held an aggregate of 1,845,930 shares of Common Stock (approximately 7.36% of the outstanding shares). Of these shares, the banks have sole voting power over 49,453 shares, share voting power with other persons over 65,748 shares, have sole investment power over 1,305,755 shares and share investment power with other persons over 117,081 shares. The Corporation does not know of any other person who has or shares voting and/or investment power over more than 5% of the outstanding Common Stock of the Corporation.

                          PROPOSALS FOR SHAREHOLDERS

                     PROPOSAL NO. 1 ELECTION OF DIRECTORS

  Seven directors will be elected at the Annual Meeting. In order to equalize classes on the Board, six directors will be elected for terms expiring at the Annual Meeting in 1999, and one director will be elected for a term expiring at the Annual Meeting in 1997. By a vote of the Board of Directors, the size of the Board was fixed at 17 members./1/ Each director elected will continue in office until a successor has been elected. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES LISTED BELOW, EACH OF WHOM HAS CONSENTED TO BE NAMED AS A NOMINEE AND TO SERVE IF ELECTED. If for any reason any nominee named is not

- --------
  /1/This includes Mr. William A. Gettig who will be retiring as a member of the Board of Directors on the day of the Annual Meeting.

a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors (the "Board").

  The following table sets forth certain information about the nominees, each of whom, other than Ms. Barry, is presently a member of the Board, and about the other directors whose terms of office will continue after the Annual Meeting.

                                                                                                 SHARES           PERCENT OF
                                                                                YEAR FIRST    BENEFICIALLY          COMMON
   NAME, PRINCIPAL OCCUPATIONS                                                    BECAME       OWNED AS OF           STOCK
 DURING THE PAST FIVE YEARS, AGE                                                 DIRECTOR   MARCH 25, 1996(1)     OUTSTANDING
 --------------------------------                                               ----------  -----------------     -----------
Nominees for terms expiring in 1999:
A. Joseph Antanavage; Partner, Bear, Antanavage & Moyer
(attorneys-at-law); Partner, North Berks Abstract (title insurance
agency); Age 49...............................................................     1986          14,046(3)            .06

Donald Devorris; President of Blair Electric Service Co.
(electrical construction); President of Blair Sign Co., Inc.
(sign manufacturing); President of Blair Design & Construction Co.
(general construction); President of Electrical Construction
Service, Inc. (electrical construction); Age 61...............................     1984          65,818(3)            .26

Uzal H. Martz, Jr.; President, Publisher and Treasurer of J. H.
Zerbey Newspapers, Inc. and President of its subsidiary
corporations, WMBT Broadcasting, Inc., WQIN Broadcasting, Inc.,
and Shenandoah Evening Herald Publishing Company, Inc.; Age 61................     1986          19,665(3)            .08

Max A. Messenger; President of Wood Products, Inc. (hardwood lumber & dry kilns), President of Royal Development, Inc.
(residential construction), General Partner of Messenger Limited
Partnership Land Holdings; Age 60.............................................     1994           9,229               .04

Don A. Rosini; President of Shamokin Filler Co., Inc.
(manufacturer of carbon additives and specialty cements and
grouts); Age 57...............................................................     1986          26,469(5)            .10

F. Dale Schoeneman; President of Schoeneman Beauty Supply, Inc.
(wholesale distributor); Age 54...............................................     1986          12,381               .05

Nominee for Term Expiring in 1997:

June B. Barry; Vice President, Human Resources and
Administration, of Betz Laboratories, Inc. (chemical products);
Age 44........................................................................                      100             .0004

Continuing Directors with Terms Expiring in 1998:

Carl L. Campbell; President and Chief Executive Officer of the
Corporation; Age 52...........................................................     1986         112,477(3)(5)(6)      .44

Paul I. Detwiler, Jr.; Chairman of the Board of New Enterprise
Stone and Lime Co., Inc. (construction aggregates); Age 62....................     1988          10,603(3)(5)         .04

Walter W. Grant; Partner and Director of Cooke and Bieler
(investment advisory firm); Age 51(7) ........................................     1992          67,464               .27

Ronald C. Unterberger; Partner, Harper & Driver
(attorneys-at-law); Age 60....................................................     1994           9,227               .04

G. William Ward; Chairman of the Board of Ward Trucking
Corp.; Age 64.................................................................     1984          29,082(3)(4)         .11

                                                                                                   SHARES         PERCENT OF
                                                                                   YEAR FIRST   BENEFICIALLY        COMMON
     NAME, PRINCIPAL OCCUPATIONS                                                     BECAME      OWNED AS OF        STOCK
   DURING THE PAST FIVE YEARS, AGE                                                  DIRECTOR   MARCH 25, 1996(1)  OUTSTANDING
   -------------------------------                                                 ----------  -----------------  -----------
Continuing Directors with Terms Expiring in 1997:

J. Glenn Beall, Jr.; Chairman of the Compensation Committee of
The BGS&G Companies (insurance and consulting services);
Age 68............................................................................    1994          17,067(2)       .07

Richard W. DeWald; Chairman of the Board of Montgomery
Plumbing & Supply Company; Age 62.................................................    1990           9,758(3)       .04

Gerald E. Field; President of Weiner
Iron and Metal Corp.;
Age 61............................................................................    1986          56,921          .22

Philip C. Herr, II; Partner, Herr,
Potts & Herr (attorneys-at-law);
Age 59............................................................................    1994           69,196(3)      .27

William L. Miller; President of Ebinger Iron Works, Inc.
(steel fabricator); Age 47.......................................................     1986           13,188(3)      .05

All nominees, directors and executive officers as a group
(20 persons)......................................................................                 775,610(8)      3.09

- --------
(1) Unless otherwise indicated in the other footnotes below, each director has sole voting power and sole investment power over the shares indicated opposite his or her name in the table, and a member of the group has sole voting power and sole investment power over the shares indicated for the group. The number of shares includes the following shares which each director, except for Ms. Barry and Messrs. Beall, Campbell, Herr, Messenger, and Unterberger, has the right to acquire through currently exercisable stock options under the Corporation's 1990 Non-Employee Directors' Stock Option Plan: Mr. Antanavage, 6,525 shares; Mr. Detwiler, 5,625 shares; Mr. Grant, 3,750 shares; Mr. Schoeneman, 5,625 shares; and each remaining Director, 7,500 shares. Mr. Unterberger's number of shares includes stock options granted by Elmwood Bancorp, Inc. As a result of the merger of Elmwood and the Corporation, Mr. Unterberger's Elmwood stock options were converted to stock options for 3,885 shares of the Corporation's Common Stock.

(2) Includes 248 shares owned by The BGS&G Companies over which the Board of Directors of that company exercises voting and investment powers, and of which Mr. Beall serves as Chairman of the Compensation Committee.

(3) Includes the following shares as to which voting and investment power is shared with the spouse; Mr. Antanavage, 4,397 shares; Mr. Campbell, 14,862 shares; Mr. Detwiler, 3,750 shares; Mr. Devorris, 4,852 shares; Mr. DeWald, 2,231 shares; Mr. Herr, 2,010 shares; Mr. Martz, 7,190 shares; Mr. Miller, 1,147 shares; Mr. Ward, 281 shares; and all directors and executive officers as a group, 51,965 shares.

(4) Includes 7,931 shares held in a fiduciary capacity, as to which voting and investment power is shared by Mr. Ward with co-fiduciaries.

(5) Includes the following shares held by spouses and/or children as to which beneficial ownership is disclaimed: Mr. Campbell, 9,102 shares; Mr. Detwiler, 150 shares; and Mr. Rosini, 2,993 shares.

(6) Includes 57,829 shares which Mr. Campbell currently has the right to acquire through stock options. Also includes 2,216 shares in Mr. Campbell's 401(k) plan account for which he has the power to direct the voting.

(7) Mr. Grant is also a director of Cooke & Bieler, Inc.

(8) Includes 169,159 shares which the executive officers, except for Mr. Campbell, as a group currently have the right to acquire through stock options. Also includes 5,648 shares which the executive officers, except Mr. Campbell, as a group have in their 401(k) plan accounts and for which they have the power to direct the voting.

  Additional information concerning the nominees and the other members of the Board of Directors is set forth below under the caption "Other Information Concerning the Corporation's Directors and Executive Officers."

VOTE REQUIRED

  There will be separate elections at the Annual Meeting for the election of six directors for terms expiring in 1999 and for the election of one director for a term expiring in 1997. In the election for terms expiring in 1999, the six candidates receiving the highest numbers of votes cast by the holders of Common Stock voting in person or by proxy will be elected. In the election for a term expiring in 1997, the candidate who receives the highest number of votes cast by the holders of Common Stock voting in person or by proxy will be elected. A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting. The Corporation's Restated Articles do not permit cumulative voting in the election of directors.

            PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF AUDITORS

  Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Corporation for 1996.

  Although the appointment of independent auditors is not required to be approved by the shareholders, the Board of Directors believes the shareholders should participate in the selection of independent auditors through the ratification process. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. A vote of the shareholders not to ratify the appointment of Ernst & Young LLP will be considered as a direction to the Audit Committee to recommend other independent auditors for appointment for the following year.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.

  Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. Under the Pennsylvania Business Corporation Law, an abstention is not a vote cast and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table is a summary of the compensation for the years 1995, 1994 and 1993 awarded or paid to, or earned by, the Corporation's Chief Executive Officer and each of the Corporation's other executive officers (the "named officers") in 1995/2/:

                                                               LONG-TERM COMPENSATION
                                                            -----------------------------
                                 ANNUAL COMPENSATION               AWARDS         PAYOUTS
                           -------------------------------- --------------------- -------
                                                            RESTRICTED   SHARES
                                               OTHER ANNUAL   STOCK    UNDERLYING  LTIP    ALL OTHER
      NAME AND                         BONUS   COMPENSATION   AWARDS    OPTIONS   PAYOUTS COMPENSATION
 PRINCIPAL POSITION   YEAR SALARY ($)  ($)(1)      ($)        ($)(2)     (#)(3)   ($)(4)     ($)(5)
 -------------------  ---- ---------- -------- ------------ ---------- ---------- ------- ------------
 Carl L. Campbell     1995  $330,000  $129,262   $14,933        $0       10,965      $0     $38,129
 President and Chief  1994   330,000   140,000      --           0            0       0      38,218
 Executive Officer    1993   330,000   119,014      --           0      116,191       0       8,121

 George H. Groves     1995  $260,000   $66,508    $3,606        $0        4,177      $0     $29,202
 Senior Executive     1994   208,000    47,023      --           0       30,000       0      28,531
 Vice President       1993   208,000    53,056      --           0        8,041       0       5,640

 Mark L. Pulaski      1995  $260,000   $66,508    $7,709        $0        4,822      $0     $20,359
 Senior Executive     1994   188,000    42,502      --           0       30,000       0      16,381
 Vice President       1993   188,000    47,954      --           0        7,267       0       5,975

 Ben G. Rooke         1995  $190,000   $48,602    $3,072        $0        3,314      $0     $20,752
 Executive Vice       1994   165,000    37,302      --           0       30,000       0      17,810
 President            1993   154,000    39,282      --           0        7,365       0       5,009

- --------
(1) Bonus information is reported by year in which earned.

(2) The Corporation has made no restricted stock awards.

(3) Options are reported in the year in which granted. Other than the premium stock options discussed below, no stock options were granted in 1994 to the named officers. This was because the Corporation granted two stock options in 1993, including one on December 31, 1993 in anticipation of proposed Financial Accounting Standards Board requirements. In 1994, the named executive vice presidents received an option for 30,000 shares of Common Stock each with an option price at a premium of 10% ($33.41) over the fair market value ($30.375) of the Common Stock on the date of grant (January 27, 1994). Mr. Campbell received no premium stock option grant in 1994 because in 1993 he was granted an option for 100,000 shares of Common Stock, with the option price at a premium of 20% ($36.00) over the fair market value ($30.00) of the Common Stock on the date of the grant (January 28, 1993). In conjunction with this option grant, there was no adjustment to Mr. Campbell's base salary for 1993, 1994 and 1995.

(4) The Corporation has made no long-term incentive plan ("LTIP") payouts.

(5) The 1995 amounts reported in this column consist of the loan value of the actual premium paid by the Corporation for a split-dollar insurance policy for the named officer as follows: Mr. Campbell, $21,315; Mr. Groves, $19,395; Mr. Pulaski, $8,474; and Mr. Rooke, $11,624; employer matching contributions to the Corporation's retirement savings plans as follows:
    Mr. Campbell, $16,561; Mr. Groves, $9,769; Mr. Pulaski, $11,734; and Mr. Rooke, $9,039; and the above market portions of interest accrued for 1995 under one retirement savings plan as follows: Mr. Campbell, $253; Mr. Groves, $38; Mr. Pulaski, $151; and Mr. Rooke, $89.

- --------
  /2/In 1995, the Corporation reviewed its corporate organization in view of the evolution of the Corporation in recent years and its strategic focus. As a result of this review, the Corporation determined that the only executive officers that perform policymaking functions for the Corporation are the named officers.

STOCK OPTION GRANTS IN 1995

  The following table sets forth information concerning the individual grants of options to purchase the Corporation's Common Stock made to the named officers in 1995:

                                    INDIVIDUAL GRANTS
                  -----------------------------------------------------
                    NUMBER     PERCENT OF
                   OF SHARES  TOTAL OPTIONS
                  UNDERLYING   GRANTED TO   EXERCISE  MARKET             GRANT DATE
                    OPTIONS     EMPLOYEES     PRICE   PRICE  EXPIRATION   PRESENT
 NAME             GRANTED (#)  IN 1995(1)   ($/SH)(2) ($/SH)  DATE(3)   VALUE ($)(4)
 ----             ----------- ------------- --------- ------ ---------- ------------
Carl L. Campbell     8,285        12.04%     $29.88   $29.88  01/3/2005   $35,185
                     2,680                   $29.88   $29.88 12/27/2005   $ 5,928
George H. Groves     4,177         6.07%     $29.88   $29.88  01/3/2005   $17,739

Mark L. Pulaski      3,776         7.00%     $29.88   $29.88  01/3/2005   $16,036
                     1,046                   $30.00   $30.00 12/18/2005   $ 2,323
Ben G. Rooke         3,314         4.82%     $29.88   $29.88  01/3/2005   $14,074

- --------
(1) Total options granted to employees in 1995 were 68,830.

(2) The exercise price of options granted to employees in 1995 ranged from $29.88 to $32.25.

(3) All options become exercisable approximately two years after the date of grant. All options are subject to possible acceleration in certain events involving an actual or potential change in control of the Corporation. The January 3 options have revocable reload rights. The December 27 options granted to Mr. Campbell and the December 18 options granted to Mr. Pulaski are reload options.

(4) The grant date present value of the options has been determined utilizing the Black-Scholes option pricing model. The assumptions used to arrive at the present values were: four-year stock price volatility of .2500; expected dividend yield of 4%; expected eight-year option term; and a 5.5% risk-free rate of return.

AGGREGATED OPTION EXERCISES IN 1995 AND OPTION VALUES AS OF DECEMBER 31, 1995

  The following table sets forth information concerning stock options exercised by the Corporation's named officers in 1995 and unexercised stock options held by the named officers as of December 31, 1995:

                                            NUMBER OF SHARES        VALUE OF UNEXERCISED
                                         UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                     SHARES     VALUE    OPTIONS AT 12/31/95(#)       AT 12/31/95($)(2)
                  ACQUIRED ON  REALIZED ------------------------- -------------------------
NAME              EXERCISE (#)  ($)(1)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----              ------------ -------- ----------- ------------- ----------- -------------
Carl L. Campbell      9,550    $117,043   57,829       118,730     $483,403      $1,371
George H. Groves     13,550    $179,405   22,343        34,177     $152,377        $522
Mark L. Pulaski       9,188    $144,252   26,518        33,776     $207,337        $472
Ben G. Rooke              0          $0   30,298        33,314     $280,547        $414

- --------
(1) Represents the difference between the market value on the date of exercise of the shares acquired and the option price of those shares.

(2) Represents the difference between the aggregate market value at December 31, 1995 of the shares subject to the options and the aggregate option price of those shares.

        HUMAN RESOURCES COMMITTEE 1995 REPORT ON EXECUTIVE COMPENSATION

  In compliance with Securities and Exchange Commission guidelines on disclosure of executive compensation levels and practices, the Human Resources Committee (the "Committee") of the Corporation's Board of Directors has prepared the following report for its shareholders and other interested parties.

ROLE AND COMPOSITION OF THE HUMAN RESOURCES COMMITTEE

  The role of the Committee with respect to employee compensation is to establish the compensation philosophy of the organization and to monitor compensation plans and related practices for conformity with that philosophy.

  Specifically in the area of executive compensation, the Committee's role includes establishing appropriate compensation and benefit plans, reviewing the Chief Executive Officer's recommendations on compensation for executive officers, and determining compensation for executive officers and for the Chief Executive Officer. An essential component of this role is the establishment of performance standards for the Corporation's salary administration and incentive programs and monitoring actual performance against those standards.

  During 1995, the Committee was composed of eight non-employee directors:
Messrs. Beall, Detwiler, DeWald, Field, Gettig, Herr, Unterberger and Devorris, who served as Chairperson. Except for discussions and decisions concerning his own compensation, Mr. Campbell attends Committee meetings for discussions about executive compensation and does offer recommendations on specific plans and individual actions for consideration by the Committee.

  The Committee met five times during 1995. This report discusses actions initiated and approved by the Committee over the course of the year.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES AND OPERATING PHILOSOPHY

  The Corporation's executive compensation program is designed to (1) foster continuous improvement in corporate performance, (2) maximize shareholder value, (3) attract and retain qualified executives and (4) recognize and reward executives' collective and individual contributions to the business. To these ends, the Corporation is pursuing a compensation strategy and specific compensation plans to tie a significant portion of executive compensation to the Corporation's success in meeting predetermined performance goals and to appreciation in the Corporation's stock price.

  In setting performance standards for executive officers during 1995, the Committee compared the Corporation's recent performance to industry indices/3/ and also considered the Corporation's stock price performance over the last several years. (See the performance graph on page 15 of this Proxy Statement.) The target level of total compensation for Corporation executives, including those listed in the accompanying tables, when expected performance is achieved, is the median level of market practice among financial services institutions of similar asset size. The compensation program will provide better than median level pay when the Corporation's performance exceeds the expected level of performance.

  The primary performance measure used by the Committee is net income. Other measures that are also considered by the Committee are asset quality, capital adequacy and prudent risk management. In addition, the Committee considers such subjective measures as the officers' leadership and management performance and the current economic environment.

- --------
  /3/The Committee and management review reports from securities and investment banking firms, e.g., SNL Securities and Keefe, Bruyette & Woods, which monitor performances of commercial banks and other financial services institutions. Most of the banks included in these reports are also included in the NASDAQ Bank Stock Index. Further, the Corporation's Finance Department annually prepares in-depth analyses of financial data on ten commercial banks of similar or larger asset size operating in the Pennsylvania, Maryland and New Jersey banking markets.

  The remainder of this report discusses specific plans, policies and 1995 actions for each component of the executive compensation program.

BASE SALARIES

  Base salary ranges for the executive officers are determined by evaluating the responsibilities of the positions, required skills and experiences and prevailing practices among financial services institutions of similar type and asset size for comparable positions. Initial salary levels are a function of the incumbent's specific capabilities at the time of hire.

  Typically, annual salary adjustments are determined through an evaluation of the Corporation's performance against its goals for the prior year, performance of functions and business units under the executive's management and the executive's performance against individual goals assigned for the prior year. The relative importance of each of the three criteria in making a salary adjustment decision for a given executive will vary among the executives and from year to year based on corporate priorities for that covered time period.

  Corporate goals are expressed in terms of net income; the same goal basis established for the Corporation's Management Incentive Compensation Plan ("MICP"), the annual incentive plan. An example of a business unit performance measure would be improved financial performance achieved through increased business and/or expense reduction. An example of an individual performance measure would be implementation of a new business product.

  Additionally, the executive's professional development, readiness for other and broader responsibilities in the organization and overall contribution to the management and the success of the business are considered. The Corporation's overall success, coupled with achievements against functional/business unit and individual business goals, primarily determines the Committee's salary adjustment decision. The other factors noted may influence the Committee's decision.

  The Chief Executive Officer reviews the performance of each executive, except himself, with the Committee using a specific checklist of performance goals and performance characteristics, and he offers a specific pay increase recommendation for the Committee's consideration. The Chairperson of the Committee likewise constructs and discusses with the Committee a similar checklist of performance goals and performance characteristics for the Chief Executive Officer, and he offers a recommendation to the Committee on an appropriate salary action for the CEO. These performance factors include: net income, asset growth, asset quality, risk management, customer service, leadership, community involvement, personal development, and the influence of the economy and regulatory factors on the performance of the Corporation. Once approved by the Committee, all salary actions for executive positions are presented to the Board of Directors for ratification.

  In January 1995, the Committee approved salary increases for all executive officers of Keystone, except Mr. Campbell. Although each of the executives had different performance goals for 1994, each had met his respective performance plan and warranted a salary increase. In addition, two of the named officers were promoted in 1994 to Senior Executive Vice President and given increased corporate responsibilities.

  In the case of Mr. Campbell, the Committee made no adjustment in base salary, in keeping with the 1993 agreement that provided the Chief Executive Officer with a stock option grant of 100,000 shares of Corporation Common Stock. The grant carries an exercise price of $36.00 per share, a 20% premium over the fair market value on date of grant (January 28, 1993), and does not become exercisable until five years after the date of the grant. The grant also requires that Mr. Campbell be employed as the Chief Executive Officer of the Corporation at the time the options become exercisable. Under terms of the grant, Mr. Campbell was not eligible for a base salary adjustment in 1993, 1994 and 1995.

ANNUAL PERFORMANCE INCENTIVES

  Corporation executive officers participate in the Corporation's MICP, an annual incentive pay plan based primarily on net income achievement against a specific goal defined at the beginning of the fiscal year. The Committee has the discretion to modify the cash award for a particular executive if it determines such action is appropriate. Such action is based on a subjective evaluation of each executive's performance in such areas as teamwork, management performance, and support of integration efforts related to recent acquisitions and consolidations.

  For 1995, the Committee established a range of specific achievement levels for corporate net income. If threshold performance was not achieved, no payout would be made. If performance exceeded the threshold level of performance, actual awards would be proportionally greater in line with actual performance up to the defined maximum award amount.

  The Corporation's net income performance for 1995 exceeded the threshold established under the MICP. All participating executives qualified for a cash award. Mr. Campbell, who participates in the MICP, received a cash award of $129,262. This award was based on the Corporation's net income performance exceeding the threshold and the discretionary criteria discussed above, in particular, significant success in the Corporation's franchise expansion and related integration efforts.

LONG-TERM INCENTIVES

  Stock options were granted to the executive officers and selected senior officers of the Corporation in January under the Corporation's 1992 Stock Incentive Plan, which was approved by the shareholders. Incentive stock option grants are made according to the Committee's established guideline of shares at fair market value equal to a percentage of the recipient's salary; a declining percentage based on level of position within the organization and reflecting the desired "mix" of long-term incentive income opportunity for a given position in the organization. The percentage range of salary for the executive officers is 60% to 75%, which is divided by the market price of the Corporation's stock on the date of the grant to determine the number of options granted. The size of the award can vary from year to year based on corporate and individual performance. Corporate performance is usually gauged in terms of net income, although other financial measures and performance comparisons within a peer group may also be considered. In the event of poor corporate performance or poor individual performance, the Committee can elect to make no award. If corporate and/or individual performance exceeds expectations, the Committee may grant larger than typical awards.

  The January 1995 stock option awards were granted in recognition of the Corporation's net income performance for 1994, and the Corporation's favorable ranking in the banking peer group after considering special charges that were taken in 1994 in preparation for the consolidation of loan and deposit operations and the consolidation of National Bank of the Main Line and Frankford Bank under the name of Frankford Bank, N.A. Both of these consolidations were accomplished in 1995.

  In deciding on stock option awards to eligible participants, the Committee does not currently consider the total number of outstanding options held by a participant nor the number of shares held by the participant. The Committee has not cancelled or repriced any prior stock option grants.

  Stock options are designed to align executives' interests with those of shareholders. Stock options are granted with an exercise price equal to the fair market value on the date of grant. Grants carry a 2-year cliff vesting provision, which means that the option cannot be exercised for two years from the date of grant except in certain circumstances involving an actual or threatened change in control. The granting of options at fair market value or a premium over fair market value with a minimum 2-year vesting requirement provides an incentive for the executive to increase shareholder value over the long term since no benefit of the options can be realized unless stock price appreciation occurs.

  Mr. Campbell received stock option grants of 8,285 shares in January 1995. These grants included incentive stock options and nonstatutory stock options. These grants were separate from the stock option discussed above under Base Salaries. Mr. Campbell participates in the Corporation's Stock Incentive Plan on the same basis as all other participants, and the January stock option grants were made to Mr. Campbell in accordance with the formula.

  The Corporation believes that stock options granted under the 1992 Stock Incentive Plan qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and the Corporation does not anticipate that it will be affected by the cap on deductibility of executive compensation imposed by that Section.

OTHER EXECUTIVE BENEFITS

  Effective in 1994, the Corporation implemented a split-dollar type of insurance policy which is owned by the covered executive. Under this policy, the Corporation has a collateral assignment which is intended to reimburse the Corporation for premiums paid into the policy when the policy is redeemed or the covered executive dies.

  On March 30, 1995, the Board of Directors approved the Management Stock Ownership Program (the "Program"). The Program is intended, among other things, to promote alignment of management and shareholder interests and to encourage management to act like owners with a focus on value creation. To accomplish these purposes, the Program establishes stock ownership goals for the executive officers and selected senior officers of the Corporation to be achieved over a five-year period. At the end of the five-year period, each officer is expected to achieve a level of ownership of the Corporation's Common Stock having a value equal to the following percentages of the officer's current base salary: 300% for the chief executive officer, 200% for executive vice presidents, 100% for presidents of the Corporation's bank and trust company subsidiaries and 50% for senior vice presidents.

  In order to assist officers in attaining their stock ownership goals, the Program provides for loans to the officers, in amounts not to exceed 50% of the officer's stock ownership goal, to be used to purchase shares of Common Stock from the Corporation at their fair market value on the date of purchase. Under the terms of the Program, the loans will be made on a nonrecourse basis, and without interest, but will be secured by collateral having an initial value of 120% of the loan amount and consisting of the shares of Common Stock purchased with the loan plus additional shares of Common Stock or other acceptable collateral owned by the officer. The loans will be payable in full upon demand of the Corporation at any time but not later than the target date for achieving the officer's stock ownership goal. The loans will also be payable in full not later than 90 days after termination of the officer's employment with the Corporation or a subsidiary for any reason other than death and one year after termination due to the death of the officer.

  In connection with the adoption of the Program, the Board recommended that the shareholders approve the 1995 Management Stock Purchase Plan (the "Plan"), which provides for the purchase of Common Stock from the Corporation by eligible employees at a price not less than fair market value and for the financing of such purchases through loans secured by the shares so purchased. In order to accommodate possible future changes in the Program or other similar needs for financing of employee stock purchases, the terms of the Plan are somewhat broader than those contemplated under the Program.

  The shareholders approved the Plan at the 1995 Annual Meeting. In 1995, 15 of the 34 eligible officers, including each of the named officers, participated in the Plan and received loans from the Corporation under the terms of the Program.

CONCLUSION

  The Corporation's executive compensation program continues to evolve in line with the objectives noted earlier in this report: continuous improvement in annual corporate performance, maximizing shareholder value, attracting and retaining qualified executives and recognizing and rewarding executives' contributions to the business.

  Over the coming year, the Committee will continue to explore opportunities to enhance the variable aspects of executive compensation, strengthening the link between total pay and corporate performance.

Respectfully Submitted by:

THE HUMAN RESOURCES COMMITTEE:                  Donald Devorris, Chairperson;
                                                J. Glenn Beall;
                                                Paul I. Detwiler, Jr.;
                                                Richard W. DeWald;
                                                Gerald E. Field;
                                                William A. Gettig;
                                                Philip C. Herr, II; and
                                                Ronald C. Unterberger

                         OTHER INFORMATION CONCERNING
                       DIRECTORS AND EXECUTIVE OFFICERS

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Campbell, the Corporation's President and Chief Executive Officer, is not a member of the Human Resources Committee but is an invited guest at Committee meetings concerning corporate compensation matters, including compensation decisions for all executive officers except himself. Director DeVorris is a limited partner in a partnership that leases at market rate office space to the Corporation and a bank subsidiary of the Corporation. Mr. Devorris' limited partnership interest is 50%. The annual rent paid by the bank in 1995 was $393,508. There are no interlocking relationships, as defined in regulations of the Securities and Exchange Commission, involving members of the Human Resources Committee.

BOARD AND COMMITTEE MEETINGS

  The Executive Committee of the Corporation's Board of Directors is composed of Messrs. Antanavage, Beall, Campbell, Devorris, Gettig, Martz, and Miller. During 1995 the Executive Committee met four times. The Executive Committee exercises the powers of the Board of Directors between Board meetings and makes recommendations to the full Board on various matters. The Executive Committee reviews the policy and practice of the Corporation and its subsidiaries in the areas of strategic planning and franchise expansion and reports its recommendations to the Board for action. The Executive Committee also functions as a nominating committee and in this capacity establishes criteria for selection of nominees to stand for election or reelection as directors at any annual meeting of shareholders and reports its recommendations to the Board for action. Any shareholder who desires to have an individual considered for nomination by the Board must submit his recommendation in writing to the Secretary of the Corporation at least 90 days prior to the annual meeting at which the election of directors will occur.

  The Audit Committee of the Corporation's Board of Directors, which met four times during 1995, is composed of Messrs. Antanavage, Grant, Messenger, Miller, Rosini, Schoeneman, and Ward. The Audit Committee recommends the selection of independent auditors, provides oversight of the internal auditors of the banks and reviews the reports of those persons.

  The Human Resources Committee of the Corporation's Board functions as a compensation committee. The members of the Human Resources Committee, which met five times in 1995, are Messrs. Beall, Detwiler, Devorris, DeWald, Field, Gettig, Herr, and Unterberger. The Human Resources Committee determines the compensation of the Corporation's executive and senior officers and recommends policy regarding the salary administration program, health and welfare benefits and annual human resources budget for all employees. The Human Resources Committee also administers the 1992 and 1988 Stock Incentive Plans, the 1995 and 1990 Non-Employee Directors' Stock Option Plan, the 1992 Director Fee Plan, the 1995 Employee Stock Purchase Plan, and the 1995 Management Stock Purchase Plan.

  During 1995 the Corporation's Board of Directors met seven times. All of the directors attended at least 80% of the meetings of the Board and committees of which they were members during the period they served as such.

DIRECTOR COMPENSATION

  In 1995, directors of the Corporation who are not salaried officers of the Corporation or its subsidiaries received an annual retainer of $10,000 (payable in Keystone Common Stock only) and an additional $1,500 (payable in cash or Keystone Common Stock) if they served as chairman of a Board committee. Non-officer directors also received $1,250 for each Board meeting they attended and $1,250 for each committee meeting attended on a day other than the date of the regular Board meeting or a day that adjoins the date of a regular Board meeting. For committee meetings attended on the same day as a regular Board meeting, non-officer directors, received $500; and for committee meetings attended on an adjoining day of a regular Board meeting date, non-officer directors received $750. Non-officer directors that participated in telephone conferences received $500.

  The Corporation's 1992 Director Fee Plan, which was approved by the shareholders at the 1992 Annual Meeting, permits non-officer directors to elect to receive payment of their compensation as Corporate and bank directors either in cash or Keystone Common Stock or to defer such compensation for subsequent payment in cash or Keystone Common Stock. During 1995, the Corporation accrued an aggregate total of $247,433 in Director compensation. Of this amount, $118,517 was paid currently in cash or stock. The balance, $128,916, was deferred compensation, of which $44,283 will be paid in cash and $84,633 will be paid in stock.

  The Corporation's 1995 Non-Employee Directors' Stock Option Plan was approved by the shareholders at the 1995 Annual Meeting. Its purposes are to promote the long-term success of the Corporation by creating a long-term mutuality of interests between the non-employee directors and shareholders of the Corporation, to provide additional inducement for such directors to remain with the Corporation and to assist the Corporation in attracting and retaining able persons to serve as outside directors. This Plan replaced the 1990 Non-Employee Directors' Stock Option Plan which expired following the January 1995 stock option grants.

  Under the 1995 Plan, directors who are not employees of the Corporation or a subsidiary receive annual stock option grants to purchase up to 1,875 shares of Keystone Common Stock at an option price equal to the market value on the date the options are granted. The options are exercisable two years from the date of grant, subject to acceleration in certain events involving an actual or potential change in control of the Corporation or retirement by the director. The options expire 10 years from the date of grant. Reload options are granted if a director exercises an option by paying the option price in shares of Keystone Common Stock.

NAMED OFFICER STOCK OWNERSHIP

  Information concerning Mr. Campbell's beneficial ownership of Keystone Common Stock is included in the table above under "Proposal No. 1--Election of Directors". The following table shows the beneficial ownership of Keystone Common Stock by the other named officers as of December 31, 1995:

                                                         KEYSTONE    PERCENT OF
                                                          SHARES      KEYSTONE
                                                       BENEFICIALLY COMMON STOCK
NAME                                                    OWNED (1)   OUTSTANDING
- -----                                                  ------------ ------------
George H. Groves......................................    47,415        .19
Mark L. Pulaski.......................................    50,432        .20
Ben G. Rooke..........................................    45,072        .18

- --------
(1) Shares beneficially owned include the following shares of Common Stock which the named officers have the right to acquire under currently exercisable stock options granted under the Corporation's Stock Incentive
    Plans: Mr. Groves, 22,343 shares; Mr. Pulaski, 26,518 shares; and Mr. Rooke, 30,298 shares. Also includes the following shares of Keystone Common Stock in their 401(k) plan accounts for which they have the power to direct the voting: Mr. Groves, 2,001; Mr. Pulaski, 1,900; and Mr. Rooke, 1,747.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

  The Corporation has entered into employment agreements with its executive officers, who are the four persons named in the summary compensation table. The employment agreements for the named officers including the CEO are for rolling three year terms (five years for the CEO) and provide that the officer will continue to be employed for the term of the agreement at not less than his current compensation unless sooner terminated for cause or by reason of death, disability or retirement. If the named officer's employment is terminated by the Corporation without cause or by the officer for "good reason" as defined in the agreement prior to its expiration, the officer is entitled to a payment of one and one-half times (two times for the CEO) his highest annual base salary within the last three years and to a continuation of employee benefits for 18 months (24 months for the CEO). Under this scenario, currently, each of the named officers would receive a payment as follows: Mr. Campbell, $660,000; Mr. Groves, $390,000; Mr. Pulaski, $390,000; and Mr. Rooke, $285,0000.

  If the named officer voluntarily terminates his employment in certain circumstances following a change in control of the Corporation, the officer is entitled to a payment of two and one-half times the sum of his highest annual base salary within the last three years and his highest annual incentive award during the last three years; a continuation of benefits for a period of twenty-four months; a release of the premium repayment obligation under his split-dollar life insurance agreement; and certain outplacement services. Under this scenario, currently, each of the named officers would receive a payment as follows: Mr. Campbell, $1,175,000; Mr. Groves, $816,270; Mr. Pulaski, $816,270; and Mr. Rooke, $596,505.

  In consideration of the agreements, each named officer agrees not to engage in any business in competition with the Corporation or its subsidiaries for a period of one year following any termination of his employment other than a termination within two years after a change in control.

RETIREMENT PLANS

  The Corporation has a noncontributory retirement plan which covers substantially all employees, as well as supplemental plans to pay on an unfunded basis to certain management employees, including the named officers, benefits which would have been payable under the principal retirement plan but for certain limitations contained in the Internal Revenue Code or the decision of the officer to defer compensation otherwise subject to the plan. The following table shows the combined annual retirement benefits payable under these plans to participants, including the named officers, in selected compensation and years of service classifications:

                                    YEARS OF SERVICE
               ---------------------------------------------------------------
   5-YEAR
  AVERAGE
COMPENSATION      10         15         20         25         30         35
- ------------   --------   --------   --------   --------   --------   --------
$200,000       $ 31,315   $ 46,973   $ 62,630   $ 78,288   $ 93,946   $109,603
 300,000         47,815     71,723     95,630    119,538    143,446    167,353
 400,000         64,315     96,473    128,630    160,788    192,946    225,103
 500,000         80,815    121,223    161,630    202,038    242,446    282,853
 600,000         97,315    145,973    194,630    243,288    291,946    340,603
 700,000        113,815    170,723    227,630    284,538    341,446    398,353

  The amounts shown in the table are straight-life annuity amounts, assuming normal retirement at age 65 and no election of any available survivorship option, and are not subject to offset for social security or other benefits received by the participant. Benefits under the plans are based on the participant's average compensation for the five highest years in the ten years immediately preceding retirement, with compensation including substantially all taxable and deferred compensation. The 1995 covered compensation for the named officers and their years of credited service at December 31, 1995 are as follows: Mr. Campbell, $479,314 (23 years); Mr. Groves, $310,830 (10 years); Mr. Pulaski, $306,587 (12 years); and Mr. Rooke, $228,930 (14 years).

CERTAIN TRANSACTIONS

  As described above in the Human Resources Committee Report under "Other Executive Benefits," the Corporation has made loans to its executive officers under the Management Stock Ownership Program. The named officers received loans in the following aggregate amounts: Mr. Campbell, $494,984; Mr. Groves, $259,970; Mr. Pulaski, $259,980; and Mr.
Rooke, $189,999. These amounts represent the largest outstanding amounts during 1995, and are also the current outstanding balances as of March 25, 1996. No interest is charged on loans made under this program, but interest is imputed to the officer and deductible by the Corporation for federal income tax purposes. The amounts of interest income imputed to the named officers in 1995 in connection with loans under the program are shown in the Summary Compensation Table above.

  The Corporation's bank subsidiaries have made loans in the ordinary course of business to certain directors and executive officers of the Corporation, including members of their immediate families and corporations or other organizations in which such persons have a beneficial interest of 10% or more or are associated as officers, partners or trustees. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

BENEFICIAL OWNERSHIP REPORTS

  Section 16(a) of the Exchange Act requires that directors and officers of the Corporation file reports with the SEC with respect to changes in their beneficial ownership of Common Stock in the Corporation. Based solely upon a review of the copies of such reports furnished to the Corporation and written representations by certain persons that reports on Form 5 were not required, the Corporation believes that all 1995 Section 16(a) filing requirements applicable to its directors and officers were complied with.

                         STOCK PRICE PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total returns (assuming reinvestment of dividends) for the five years ended December 31, 1995 of $100 invested on December 31, 1990 in each of Keystone Common Stock, the CRSP Total Return Index for the NASDAQ Stock Market (U. S. Companies) and the CRSP Total Return Index for NASDAQ Bank Stocks.



                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
  AMONG KEYSTONE, NASDAQ U.S. STOCK MARKET INDEX AND NASDAQ BANK STOCKS INDEX

                                                   NASDAQ            NASDAQ
                                                 U.S. STOCK           BANK
Measurement period                                 MARKET            STOCKS
(Fiscal year Covered)        KEYSTONE              INDEX              INDEX
- ---------------------        --------            ----------          -------
Measurement PT -
12/31/90                     $100                $100                $100
FYE 12/31/91                 $160                $161                $164
FYE 12/31/92                 $209                $187                $239
FYE 12/31/93                 $233                $215                $272
FYE 12/31/94                 $230                $210                $271
FYE 12/31/95                 $239                $296                $404




                     SHAREHOLDER PROPOSALS AND NOMINATIONS

  Proposals of shareholders intended to be presented at the Corporation's 1997 Annual Meeting must be received by the Secretary of the Corporation at the address set forth on page 1 above, not later than December 4, 1996 in order to be considered for inclusion in the Corporation's proxy statement and form of proxy for that meeting.

  The Corporation's Restated Articles of Incorporation require that any shareholder who intends to nominate a candidate for election as a director of the Corporation must furnish a written notice of the nomination, containing the information specified in the Articles, so that it is received by the Secretary of the Corporation not later than 120 days in advance of the meeting at which the election is to be held. A copy of these requirements will be furnished to any shareholder upon request to the Secretary at the address set forth on page 1.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, no matters are expected to be presented to the shareholders for action at the Annual Meeting other than those referred to in the Notice of Meeting. However, if any further business should properly come before the meeting, the persons named in the accompanying proxy will be authorized to vote on such matters in accordance with their best judgment.

                          ANNUAL REPORT ON FORM 10-K

  UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF THE CORPORATION, AT THE ADDRESS SET FORTH ON PAGE 1, THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE CORPORATION'S 1995 ANNUAL REPORT ON FORM 10-K WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO.

                           EXPENSES OF SOLICITATION

  The cost of solicitation of proxies for the Annual Meeting will be paid by the Corporation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward proxy materials to beneficial owners of shares held of record by them and will be reimbursed by the Corporation for their expenses. In addition to solicitation by mail, directors, officers and employees of the Corporation and its subsidiaries may solicit proxies in person or by telephone or otherwise. Such persons will receive no additional compensation for these services.

                                     By the Order of the Board of Directors,

                                     /s/ Ben G. Rooke
                                     Ben G. Rooke, Secretary

April 3, 1996

                           KEYSTONE FINANCIAL, INC.
                        PROXY FOR 1996 ANNUAL MEETING

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Walter W. Grant, Philip C. Herr, II and Ronald C. Unterberger, or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of Keystone Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 15, 1996 and at any adjournment thereof, as follows:

                 (To be Completed and Signed on Reverse Side)

[X] Please mark your
    votes as in this
    example.

1. Election of          FOR all Nominees
   Directors            (except as stated          WITHHOLD AUTHORITY
                             below)             to vote for all nominees
                             [  ]                         [  ]

A vote FOR includes discretionary authority to vote for a substitute nominee if any nominee named becomes unable or unwilling to serve. To withhold authority to vote FOR any individual nominee, write that nominee's name on the line below:


- -------------------------------------------------------------------------------


Nominees:   (for terms expiring in 1999)
            A. Joseph Antanavage
            Donald Devorris
            Uzal H. Martz, Jr.
            Max A. Messenger
            Don A. Rosini
            F. Dale Schoeneman

Nominee:    (for a term expiring in 1997)
            June B. Barry

2. Ratification of Ernst & Young LLP as        FOR        AGAINST     ABSTAIN
   independent auditors for 1996.              [ ]          [ ]         [ ]

3. To vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 through 3.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                             DATE              1996
            --------------------------------------------     --------------

Note: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.

                      KEYSTONE FINANCIAL, INC. -- 401(K)
                 VOTING AUTHORIZATION FOR 1996 ANNUAL MEETING

   This Authorization follows the form of the Proxy solicited on behalf of the Board of Directors

     The undersigned hereby authorizes Mid-State Bank and Trust Company, as Trustee of the Keystone Financial 401(k) Savings Plan, to vote by proxy all shares of Common Stock of Keystone Financial, Inc. which are allocated to the account of the undersigned under the Keystone Financial 401(k) Savings Plan and which the Trustee is entitled to vote at the Annual Meeting of Shareholders to be held May 15, 1996 and any adjournment thereof, as follows:

                 (To be Completed and Signed on Reverse Side)

[X] Please mark your
    votes as in this
    example.

1. Election of          FOR all Nominees
   Directors            (except as stated          WITHHOLD AUTHORITY
                             below)             to vote for all nominees
                             [  ]                         [  ]

A vote FOR includes discretionary authority to vote for a substitute nominee if any nominee named becomes unable or unwilling to serve. To withhold authority to vote FOR any individual nominee, write that nominee's name on the line below:


- -------------------------------------------------------------------------------

Nominees:   (for terms expiring in 1999)
            A. Joseph Antanavage
            Donald Devorris
            Uzal H. Martz, Jr.
            Max A. Messenger
            Don A. Rosini
            F. Dale Schoeneman

Nominee:    (for a term expiring in 1997)
            June B. Barry

2. Ratification of Ernst & Young LLP as        FOR        AGAINST     ABSTAIN
   independent auditors for 1996.              [ ]          [ ]         [ ]


The Trustee will vote as directed in the Authorization if it is properly executed. If no direction is made, this proxy will be voted FOR items 1 and 2.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                             DATE              1996
            --------------------------------------------     --------------

Notes: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.